THE BANK OF
NEW YORK
NEW YORK'S FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y.
10286
AMERICAN DEPOSITARY RECEIPTS


June 24, 2005

U.S. Securities & Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn:  Document Control

Re:  Depositary Shares Evidenced by
American Depositary Receipts for
Ordinary Shares of Cemented
Pharmaceuticals Ltd   (File No. 333-
101016)


Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
depositary for securities against which
American Depositary Receipts are to be
issued, we attaching an Exhibit A to the Deposit Agreement reflecting the ratio change from "1ADR:10ORDs" to
"1ADR:15ORDs" effective June 24,
2005.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate.

Please contact me with any questions or
comments on 212-815-8365.


______________________
    Vinu Kurian
    Assistant Vice President

Attachment
THE BANK OF NEW YORK


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